Exhibit 32.1

Certifications pursuant to U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Press Ganey Holdings, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

 (i)  the accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 11, 2015	By:	/S/ PATRICK T. RYAN
	Name:	Patrick T. Ryan
	Title:	Chief Executive Officer

August 11, 2015	By:	/S/ MATTHEW W. HALLGREN
	Name:	Matthew W. Hallgren
	Title:	Chief Financial Officer